UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2016 (March 29, 2016)

Aircastle Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Amendment to a Material Definitive Agreement

Stamford, CT. March 29, 2016 – Aircastle Limited (NYSE: AYR) announced today that it increased the size of its unsecured revolving credit facility to $675 million from $600 million and extended its maturity by one year to May 2020. The facility will provide working capital for general corporate purposes, including aircraft acquisition. The facility participants consist of nine leading global institutions with Citibank, N.A., Goldman Sachs Bank USA, J.P. Morgan Chase Bank, N.A. and Royal Bank of Canada, as joint lead arrangers, Citibank, N.A., as agent; and Citibank, N.A., Goldman Sachs Bank USA, J.P. Morgan Chase Bank, N.A., Royal Bank of Canada, Credit Agricole Corporate & Investment Bank, DBS Bank Ltd., Los Angeles Agency, MUFG Union Bank, N.A., BNP Paribas and Deutsche Bank AG New York Branch, as lenders.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 99.1 Press Release dated March 29, 2016 which is being furnished hereto pursuant to Item 1.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)

/s/ Christopher Beers
Christopher Beers
General Counsel

Date: March 30, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 29, 2016